Exhibit 99.196

North Valley Bancorp Reports Results for

the Quarter Ended March 31, 2013

April 30, 2013 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $911 million in assets, today reported results for the quarter ended March 31, 2013. North Valley Bancorp (“the Company”) is the parent company for North Valley Bank (“NVB”).

The Company reported net income for the quarter ended March 31, 2013 of $1,261,000, or $0.18 per diluted share compared to net income for the quarter ended March 31, 2012 of $480,000, or $0.07 per diluted share. “We are pleased with the results from the first quarter as we execute our 2013 Plan. Loan production met our goal; however, loan payoffs exceeded expectations resulting in a net reduction in total loans. We continue to negotiate the sale of OREO and to focus on reducing operating costs as we navigate through an improving economy amidst a challenging interest rate environment,” stated Mike Cushman, President and CEO.

The Company did not record a provision for loan losses for the quarter ended March 31, 2013 compared to a provision for loan losses of $400,000 for the quarter ended March 31, 2012. The allowance for loan losses at March 31, 2013 was $9,651,000, or 1.98% of total loans, compared to $10,458,000, or 2.12% of total loans, at December 31, 2012 and $12,274,000, or 2.74% of total loans, at March 31, 2012.

At March 31, 2013, total assets were $910,734,000, a decrease of $2,995,000, or 0.3%, from $913,729,000 at March 31, 2012. The loan portfolio totaled $488,606,000 at March 31, 2013, an increase of $39,957,000, or 8.9%, compared to $448,649,000 at March 31, 2012. The loan to deposit ratio at March 31, 2013 was 63.0% as compared to 58.1% at March 31, 2012, and 64.0% at December 31, 2012. Total deposits increased $3,356,000, or 0.4%, to $775,920,000 at March 31, 2013 compared to $772,564,000 at March 31, 2012. Available-for-sale investment securities totaled $283,721,000 at March 31, 2013, a decrease of $70,433,000 from March 31, 2012. When compared to December 31, 2012, total assets increased $8,391,000 from $902,343,000, driven by an increase in deposits of $7,340,000 from $768,580,000, while loans decreased by $3,605,000 from $492,211,000. Available-for-sale investment securities decreased $2,094,000 from December 31, 2012 to March 31, 2013, while Federal funds sold increased $20,060,000 from December 31, 2012 to March 31, 2013.

At March 31, 2013, the Company’s Total Risk-based Capital was $115,023,000, and its capital ratios were: Total Risk-based Capital ratio – 18.6%; Tier 1 risk-based Capital ratio – 17.4%; and Tier 1 Leverage ratio – 12.1%. At March 31, 2013, the Bank’s Total Risk-based Capital was $115,381,000, and its capital ratios were: Total Risk-based Capital ratio – 18.7%; Tier 1 risk-based Capital ratio – 17.4%; and Tier 1 Leverage ratio – 12.1%.

Credit Quality

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $9,185,000, or 58.8%, to $6,449,000 at March 31, 2013 from $15,634,000 at March 31, 2012, and increased $614,000 from the December 31, 2012 balance of $5,835,000. Nonperforming loans as a percentage of total loans were 1.32% at March 31, 2013, as compared to 1.19% at December 31, 2012 and 3.48% at March 31, 2012.

During the first quarter of 2013, the Company identified eight loans totaling $2,001,000, net of charge-offs, as additional nonperforming loans. The additions were offset by reductions in nonperforming loans totaling $1,387,000 due primarily to collections received on certain loans and secondarily due to charge-offs and the transfer of three properties to OREO totaling $602,000. Of the eight loans totaling $2,001,000 identified as nonperforming loans during the first quarter of 2013, three relationships make up $1,828,000 of the balance. The first relationship is for a multi-family commercial real estate loan totaling $642,000 located in Yolo County. The Company has recorded a $239,000 charge-off for this loan and there is no specific reserve established. The second relationship consists of three loans totaling $617,000 to a contractor located in Shasta County. The Company has recorded an $86,000 charge-off for these loans and there is no specific reserve established. The third relationship consists of two hospitality commercial real estate loans totaling $569,000 located in Humboldt County. The Company has not recorded a charge-off for these loans and there is no specific reserve established. The remaining two loans of the eight identified as nonperforming loans in the first quarter total $173,000. Charge-offs of $71,000 were recorded against one of the loans and there were no specific reserves established.

Gross loan charge offs for the first quarter of 2013 were $1,056,000 and recoveries totaled $249,000 resulting in net charge offs of $807,000. Gross loan charge offs for the first quarter of 2012 were $885,000 and recoveries totaled $103,000 resulting in net charge offs of $782,000.

Nonperforming assets (nonperforming loans and OREO) totaled $27,814,000 at March 31, 2013, a decrease of $4,726,000 from the March 31, 2012 balance of $32,540,000, and a $444,000 decrease from the December 31, 2012 balance of $28,258,000. Nonperforming assets as a percentage of total assets were 3.05% at March 31, 2013 compared to 3.56% at March 31, 2012 and 3.13% at December 31, 2012.

The Company’s OREO properties decreased $1,058,000 to $21,365,000 at March 31, 2013 from $22,423,000 at December 31, 2012. The decrease in OREO was due to the sale of three properties totaling $1,425,000 (a gain of $26,000 was recorded on the sale), and the write-down of the value of certain other OREO properties of $261,000 during the quarter ended March 31, 2013, which was partially offset by the transfer of three properties to OREO totaling $602,000.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $44,000, or 0.6%, for the three months ended March 31, 2013 compared to the same period in 2012. Interest income decreased by $741,000, or 8.6%, primarily due to both the lower yield on earning assets and a decrease in average earning asset balances. The Company had foregone interest income of $85,000 and $155,000 for the loans on nonaccrual status for the three months ended March 31, 2013 and 2012, respectively. Average loans increased $32,936,000 in the first quarter of 2013 compared to the first quarter of 2012, while the yield on the loan portfolio decreased 42 basis points to 5.33% for the quarter ended March 31, 2013. Offsetting the decrease in interest income was a decrease in interest expense of $785,000, or 64.5%, due to both a decrease in the rates paid on deposits and the rates paid on its subordinated debt for the quarter ended March 31, 2013 compared to the same period in 2012. Overall, average earning assets decreased $32,329,000 to $797,861,000 in the first quarter of 2013 compared to the first quarter of 2012. Average yields on earning assets decreased 17 basis points from the quarter ended March 31, 2012, to 4.03% for the quarter ended March 31, 2013 while the average rate paid on interest-bearing liabilities decreased by 48 basis points to 0.28%. The Company’s net interest margin for the quarter ended March 31, 2013 was 3.81%, an increase of 20 basis points from the margin of 3.61% for the first quarter in 2012 and a decrease of 12 basis points from the 3.93% net interest margin for the linked quarter ended December 31, 2012.

Noninterest income for the quarter ended March 31, 2013 increased $1,070,000, or 32.8%, to $4,329,000 compared to $3,259,000 for the same period in 2012. Service charges on deposits decreased by $100,000 to $952,000 for the first quarter of 2013 compared to $1,052,000 for the same period in 2012. Other fees and charges decreased by $77,000 to $1,120,000 for the first quarter of 2013 compared to $1,197,000 for the first quarter of 2012. The Company recorded gains on the sale of mortgage loans of $757,000, and gains on the sale of SBA loans of $168,000 for the first quarter of 2013 compared to gains of $361,000 and $43,000, respectively, for the same period in 2012. The Company recognized gains on the sale of investment securities of $543,000 for the first quarter of 2013 compared to a loss on sale of investments securities of $9,000 for the same period in 2012. Other noninterest income increased $174,000, to $789,000 for the quarter ended March 31, 2013 compared to $615,000 for the same period in 2012.

Noninterest expense increased $232,000, or 2.4%, to $9,888,000 for the first quarter of 2013 from $9,656,000 for the first quarter in 2012. Salaries and employee benefits increased $105,000, for the first quarter of 2013 compared to the first quarter of 2012 due primarily to incentive compensation for production personnel. Occupancy and furniture and equipment expense decreased $32,000 for the first quarter of 2013 compared to the first quarter of 2012 due to a decrease in depreciation and rent expense as a result of facilities consolidation initiatives completed in 2012. OREO expense decreased $258,000 to $376,000, for the first quarter of 2013 compared to $634,000 for the same period in 2012, and FDIC and state assessments decreased $95,000 to $218,000 for the first quarter of 2013, compared to $313,000 for the same period in 2012. Other expense increased $512,000 to $3,279,000 for the first quarter of 2013 compared to $2,767,000 for the same period in 2012 due primarily to the recording of a $500,000 additional reserve for expenses expected to be incurred during 2013 in connection with the anticipated settlement of a compliance exam conducted by the Federal Reserve Bank of San Francisco in 2010.

The Company recorded a provision for income taxes for the quarter ended March 31, 2013 of $616,000, resulting in an effective tax rate of 32.8%, compared to a provision for income taxes of $115,000, or an effective tax rate of 19.3%, for the quarter ended March 31, 2012.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (“NVB”), operates twenty-two commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company’s website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:

Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2013	2012	$ Change	% Change
Statement of Income
Interest income
Loans (including fees)	$6,366	$6,470	$(104)	(1.61%)
Investment securities	1,483	2,111	(628)	(29.75%)
Federal funds sold and other	19	28	(9)	(32.14%)
Total interest income	7,868	8,609	(741)	(8.61%)
Interest expense
Interest on deposits	299	734	(435)	(59.26%)
Subordinated debentures	133	483	(350)	(72.46%)
Total interest expense	432	1,217	(785)	(64.50%)
Net interest income	7,436	7,392	44	0.60%
Provision for loan losses	—	400	(400)	(100.00%)
Net interest income after provision for loan losses	7,436	6,992	444	6.35%

Noninterest income
Service charges on deposit accounts	952	1,052	(100)	(9.51%)
Other fees and charges	1,120	1,197	(77)	(6.43%)
Gain on sales of mortgage loans	757	361	396	109.70%
Gain on sales of SBA loans	168	43	125	290.70%
Gain (loss) on sales of securities, net	543	(9)	552	(6133.33%)
Other	789	615	174	28.29%
Total noninterest income	4,329	3,259	1,070	32.83%

Noninterest expenses
Salaries and employee benefits	5,162	5,057	105	2.08%
Occupancy	633	640	(7)	(1.09%)
Furniture and equipment	220	245	(25)	(10.20%)
Other real estate owned expense	376	634	(258)	(40.69%)
FDIC and state assessments	218	313	(95)	(30.35%)
Other	3,279	2,767	512	18.50%
Total noninterest expenses	9,888	9,656	232	2.40%
Income before provision for income taxes	1,877	595	1,282	215.46%
Provision for income taxes	616	115	501	435.65%
Net income	$1,261	$480	$781	162.71%

Common Share Data
Earnings per share
Basic	$0.18	$0.07	$0.11	157.14%
Diluted	$0.18	$0.07	$0.11	157.14%

Weighted average shares outstanding	6,835,192	6,833,752
Weighted average shares outstanding - diluted	6,845,484	6,833,752
Book value per share	$14.18	$13.31
Tangible book value	$14.15	$13.26
Shares outstanding	6,835,192	6,833,752

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2013	2012	2012
Balance Sheet Data
Assets
Cash and due from banks	$15,890	$22,654	$19,314
Federal funds sold	35,925	15,865	16,400
Time deposits at other financial institutions	2,219	2,219	1,960
Available-for-sale securities - at fair value	283,721	285,815	354,154
Held-to-maturity securities - at amortized cost	6	6	6

Loans	488,606	492,211	448,649
Allowance for loan losses	(9,651)	(10,458)	(12,274)
Net loans	478,955	481,753	436,375

Premises and equipment, net	8,978	9,181	8,738
Other real estate owned	21,365	22,423	16,906
Core deposit intangibles, net	219	255	364
Accrued interest receivable and other assets	63,456	62,172	59,512
Total assets	$910,734	$902,343	$913,729

Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest bearing	$174,495	$177,855	$156,030
Demand, interest bearing	193,846	185,315	184,408
Savings and money market	245,094	233,034	223,475
Time	162,485	172,376	208,651
Total deposits	775,920	768,580	772,564

Accrued interest payable and other liabilities	16,217	15,951	18,215
Subordinated debentures	21,651	21,651	31,961
Total liabilities	813,788	806,182	822,740
Shareholders’ equity	96,946	96,161	90,989
Total liabilities and shareholders’ equity	$910,734	$902,343	$913,729

Asset Quality
Nonaccrual loans	$6,449	$5,835	$15,634
Loans past due 90 days and accruing interest	—	—	—
Other real estate owned	21,365	22,423	16,906
Total nonperforming assets	$27,814	$28,258	$32,540

Classified assets	$39,113	$45,297	$51,441
Bank Tier 1 Capital + ALLL	$117,245	$115,580	$128,110
Classified assets ratio	33.36%	39.19%	40.15%

Allowance for loan losses to total loans	1.98%	2.12%	2.74%
Allowance for loan losses to NPL’s	149.65%	179.23%	78.51%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2013	2012
Selected Financial Ratios
Return on average total assets	0.57%	0.21%
Return on average shareholders’ equity	5.30%	2.12%
Net interest margin (tax equivalent basis)	3.81%	3.61%
Efficiency ratio	84.05%	90.66%

Selected Average Balances
Loans	$484,415	$451,479
Taxable investments	270,493	316,776
Tax-exempt investments	9,840	12,985
Federal funds sold and other	33,113	48,950
Total earning assets	$797,861	$830,190
Total assets	$897,178	$916,176

Demand deposits - interest bearing	$188,138	$175,999
Savings and money market	238,785	219,729
Time deposits	166,198	212,900
Other borrowings	21,651	31,961
Total interest bearing liabilities	$614,772	$640,589
Demand deposits - noninterest bearing	$169,080	$158,384
Shareholders’ equity	$96,483	$90,725

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	March	December	September	June
	2013	2012	2012	2012
Interest income	$7,868	$8,276	$8,426	$8,420
Interest expense	432	504	713	1,091
Net interest income	7,436	7,772	7,713	7,329

Provision for loan losses	—	—	700	1,000
Noninterest income	4,329	4,269	4,204	4,687
Noninterest expense	9,888	11,336	9,759	9,228

Income before provision (benefit) for income taxes	1,877	705	1,458	1,788
Provision (benefit) for income taxes	616	160	(2,546)	527
Net income	$1,261	$545	$4,004	$1,261

Earnings per common share:
Basic	$0.18	$0.08	$0.59	$0.18
Diluted	$0.18	$0.08	$0.59	$0.18